Exhibit 99.1
CONSULTING AGREEMENT
     This Consulting Agreement (this “Agreement”) is made and entered into as of March 1, 2006 (the “Effective Date”), between Dana Corporation, a Virginia corporation (the “Company”), and Robert C. Richter (“Consultant”).
RECITALS
     A. Consultant was an employee of the Company and served as Vice President and Chief Financial Officer of the Company through the Effective Date (the “Prior Service”).
     B. The Company and Consultant have determined that Consultant will retire as Vice President and Chief Financial Officer, and no longer be an employee of the Company, effective on the Effective Date.
     C. The Company desire to retain Consultant as an independent consultant, and Consultant desires to provide services to the Company as an independent consultant, subject to the terms and conditions of this Agreement.
AGREEMENT
     In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Consultant agree as follows:
1.	EFFECTIVE DATE; RESIGNATION; RETIREMENT BENEFITS; INDEMNIFICATION

1.1	Effective Date of Agreement. This Agreement is effective as of the Effective Date.

1.2	Resignations. Consultant hereby resigns as Vice President and Chief Financial Officer of the Company and as a director, officer, employee, fiduciary or agent of the Company and all of its Subsidiaries (as defined below) and Affiliates (as defined below). The Company hereby accepts said resignations. “Subsidiary” means any legal entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company. “Affiliate” means, with respect to any legal entity, any other legal entity directly or indirectly controlling, controlled by, or under common control with such legal entity.

1.3	Retirement Benefits. The Company shall make or cause to be made all lump sum payments under the CashPlus Plan, Excess Benefit Plan and Supplemental Benefits Plan (collectively, the “Retirement Plans”) to which Consultant is entitled under the terms of such Retirement Plans at the dates and in the amounts as specified in such Retirement Plans to the fullest extent allowed by law. Consultant shall also be entitled to all retirement benefits, including health, medical and life insurance, in each case as such benefits are provided to similarly situated employees who have retired in accordance with the provisions of each specific applicable plan.

1.4	Indemnification. The Company agrees that it shall continue to indemnify Consultant, to the maximum extent allowed by law, with respect to his Prior Service in accordance with its Articles of Incorporation and By-laws. In addition, the Company agrees that it will not take any action to cause the carriers of its directors and officers liability insurance policies not to consider Consultant as an insured under such policies with respect to his Prior Service. The Company agrees to indemnify, hold harmless and defend Consultant from and against all claims, liabilities, losses, expenses and damages (“Losses”) claimed by third persons and relating to the services provided by Consultant under this Agreement, except to the extent that such Losses arise from the gross negligence or willful misconduct of Consultant.

2.	CONSULTING SERVICES
2.1	Term. Subject to the provisions and conditions of this Agreement, Consultant will provide the Company with consulting services beginning on the Effective Date and ending on the twelve month anniversary of the Effective Date or such other earlier date as otherwise provided in this Agreement (the “Initial Term”). The Company shall have the option to extend the Initial Term for two (2) extension periods of six (6) months each (each, an “Extension Term” and, together with the Initial Term, the “Term”) by notifying Consultant in writing at least thirty (30) days prior to the end of the Initial Term or the first Extension Term that the Company has elected to exercise its option to extend the Term. Notwithstanding anything in this Agreement to the contrary, Consultant may terminate this Agreement at any time upon thirty (30) days prior written notice to the Company and the Monthly Fee (as defined below) shall be prorated for the month in which such termination occurs.

2.2	Duties.
(A)	During the Term, Consultant will function in an advisory and consulting capacity and perform such advisory and consulting responsibilities and duties as may be assigned to him from time to time by the Chief Executive Officer of the Company (the “CEO”) or his designee and will report to the CEO or his designee. Such consulting services may include, without limitation, transition services and assistance with financial preparation and analysis. Consultant will perform his services hereunder during the Term as an independent contractor and not as an employee of the Company.

(B)	During the Term, Consultant will render consulting services to the Company during normal business hours upon reasonable notice given to Consultant by the CEO or his designee and perform such consulting duties hereunder at such locations in the greater Toledo, Ohio area as the CEO or his designee may direct, or such other locations as Consultant and the Company agree in writing.

(C)	During the Term, the Company shall provide Consultant with offices, secretarial and other support, phone and computer access, and other amenities comparable to those Consultant was entitled to receive during his employment with the Company.

3.	COMPENSATION
3.1	Monthly Fee. During the Term, Consultant shall receive a monthly fee (the “Monthly Fee”) in the amount of $35,000 per month for providing consulting services to the Company pursuant to this Agreement for up to 100 hours per month (the “Working Hours”). If, at the Company’s request, in any given month Consultant provides consulting services under this Agreement in excess of the Working Hours, the Company shall pay Consultant $500 per hour for each hour of consulting services provided in excess of the Working Hours for such month (the “Overtime Fees” and, collectively with the Monthly Fee, the “Fees”). All Fees earned by Consultant during any given month shall be paid by the Company to Consultant on the first business day of the month following the month in which the Fees were earned.
3.2	Expense Reimbursement. The Company will reimburse Consultant for all reasonable out-of-pocket business expenses incurred and paid by Consultant in providing consulting services hereunder upon submission to the Company of reasonable substantiating documentation and consistent with the expense reimbursement policies of the Company in effect from time to time.
4.	NON-COMPETITION; NON-DISPARAGEMENT
4.1	Non-Competition. During the Term, Consultant will not, directly or indirectly, engage or maintain any interest in, or provide or arrange financing for, any person or legal entity (whether as a director, officer, employee, agent, representative, security holder, equity owner, partner, member, consultant or otherwise) engaged in any business that is the same or similar to the business of the Company and its Affiliates (a “Competing Business”); provided, however, that Consultant may own not more than five percent (5%) of any class of publicly-traded securities of any legal entity engaged in a Competing Business.
4.2	Non-Disparagement. Consultant will not directly or indirectly, make any oral or written statement or publication with respect to the Company or any Subsidiary or any of their stockholders, directors, officers, employees, lenders or their respective Affiliates which disparages or denigrates, or could reasonably be interpreted as, disparaging or denigrating, the Company or any Subsidiaries or any of their stockholders, directors, officers, employees, lenders or their respective Affiliates. The Company will not, and will cause its Affiliates and Subsidiaries not to, directly or indirectly, make any oral or written statement or publication with respect to Consultant which disparages or denigrates, or could reasonably be interpreted as, disparaging or denigrating Consultant. For the avoidance of doubt, this Section 4.2 shall not apply to testimony given under oath in any legal or administrative proceeding.
5.	CONFIDENTIAL INFORMATION
5.1	Definition. In the performance of Consultant’s duties as an officer and employee of the Company, Consultant was brought into frequent contact with, had or may have had access to, and/or became informed of confidential and proprietary information of the

Company and/or information which is a trade secret of the Company (collectively, “Confidential Information”). Consultant acknowledges and agrees that the Confidential Information was or will be developed by and/or for the Company through substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company.
5.2	Obligation to Keep Confidential. Commencing on the Effective Date, Consultant will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company without limitation as to when or how Consultant may have acquired such Confidential Information; provided, however, that the foregoing shall not preclude Consultant’s disclosure of Confidential Information pursuant to or as required by law, subpoena, judicial process or to any governmental agency in connection with any investigation or proceeding of such agency. Consultant specifically acknowledges that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated or derived into reasonably usable form), or maintained in the mind or memory of Consultant and whether compiled or created by the Company, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by the Company to maintain the secrecy of Confidential Information, that such Confidential Information is and will remain the sole property of the Company, and that any retention or use by Consultant of Confidential Information after the termination of Consultant’s employment by or consultancy to the Company will constitute a misappropriation of the Company’s Confidential Information.
5.3	Obligations Survive. Consultant’s obligation of confidentiality under this Article V will survive, regardless of any termination or other breach of this Agreement or any other agreement, by any party hereto, until and unless such Confidential Information of the Company has become, through no fault of Consultant, generally known to the public or Consultant is required by law (after providing the Company with notice and opportunity to contest such requirement) to make disclosure. Consultant’s obligations under this Article V are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which Consultant may have to the Company under the Company’s policies, general legal or equitable principles or statutes and which will remain in full force and effect following the Effective Date.
5.4	Disclosure of this Agreement. Consultant will maintain this Agreement in strict confidence and make no disclosure of the terms of this Agreement to any third party, except that nothing herein will prohibit Consultant from disclosing the terms of this Agreement as may be required by law, regulation or any judicial or administrative proceeding or to Consultant’s attorneys, financial advisors and agents. The Company will maintain this Agreement in strict confidence and make no disclosure of the terms of this Agreement to any third party, except that nothing herein will prohibit the Company from disclosing the terms of this Agreement as may be required by law, regulation or any judicial or administrative proceeding or to the Company’s attorneys, financial advisors and agents.

6.	CONTINUED AVAILABILITY AND COOPERATION
6.1	Cooperation. During the Term, Consultant will cooperate fully with the Company and its counsel in connection with any present and future actual or threatened litigation or administrative proceeding involving the Company that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of Consultant’s employment by the Company. This cooperation by Consultant will include (i) making himself reasonably available for interviews and discussions with the Company’s counsel as well as for depositions and trial testimony; (ii) if depositions or trial testimony are to occur, making himself reasonably available and cooperating in the preparation therefor as and to the extent that the Company or the Company’s counsel reasonably requests; (iii) refraining from impeding in any way the Company’s prosecution or defense of such litigation or administrative proceeding; and (iv) cooperating fully in the development and presentation of the Company’s prosecution or defense of such litigation or administrative proceeding.
6.2	Expense Reimbursement. The Company will reimburse Consultant for reasonable travel, lodging, telephone and similar expenses, as well as reasonable attorneys’ fees (if independent legal counsel is necessary), incurred in connection with any cooperation, consultation and advice rendered under this Agreement. Consultant will not unreasonably withhold Consultant’s availability for such cooperation, consultation and advice.
7.	MISCELLANEOUS
7.1	Equitable Remedies. Consultant acknowledges and agrees that the remedy at law available to the Company for breach by Consultant of any of Consultant’s obligations under Article V of this Agreement would be inadequate and that damages flowing from such a breach would not readily be susceptible to being measured in monetary terms. In addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of Consultant’s violation of any provision of Article V of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.
7.2	Successors and Binding Agreement.
(A)	This Agreement will be binding upon and inure to the benefit of the Company and any successor of or to the Company, including any persons or legal entities acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise.

(B)	This Agreement will inure to the benefit of and be enforceable by Consultant’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees. The death or disability (temporary or permanent) of

Consultant following the execution and delivery of this Agreement will not affect or revoke this Agreement or excuse any of the obligations of the parties hereto.

(C)	This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in Sections 7.2(A) and (B), no third party will have any rights hereunder.
7.3	Notices. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the person or legal entity entitled to receive the notice at the address stated below, or at such other address as a party may provide by notice to the other:
If to the Company:

Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615
Attention: Chief Executive Officer
Facsimile: [ Number ]
If to Consultant:

Robert C. Richter
[ Address ]
[ Address ]
Facsimile: [ Number ]
7.4	Taxes, Certain Other Payment Matters. Consultant will be responsible for Consultant’s share of any and all federal, state and/or local taxes applicable to the payments made to Consultant pursuant to this Agreement. The payments to Consultant pursuant to this Agreement will be made by check or direct deposit to an account designated by Consultant in writing and will be reduced by any applicable federal, state and local tax or other required withholding.
7.5	Amendment and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
7.6	Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matters covered by this Agreement and will supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, policies, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.
7.7	Governing Law; Jurisdiction; Venue. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State. The parties agree that the state and federal courts located in the State of Ohio will have exclusive jurisdiction in any action, suit or proceeding against Consultant based on or arising out of this Agreement and the parties hereby: (a) submit to the personal jurisdiction of such courts; (b) consent to service of process in connection with any action, suit or proceeding against Consultant; and (c) waive any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.
7.8	Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement which will nevertheless remain in full force and effect.
7.9	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.
7.10	Further Assurances. Each party hereto will execute such additional documents, and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of this Agreement.
7.11	Interpretation. When a reference is made in this Agreement to Articles or Sections, such reference will be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require.
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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.

DANA CORPORATION

By:	Michael L. DeBacker

	Name:	Michael L. DeBacker
	Title:	Vice President

CONSULTANT

Robert C. Richter

Robert C. Richter